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                              CREDIT AGREEMENT

                            dated as of June 12, 1996

                                      among

                              ILLINOVA CORPORATION,

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                                   CIBC INC.,
                            as Administrative Agent,

                                      with

               CIBC INC. and FIRST CHICAGO CAPITAL MARKETS, INC.,
                                as Co-Arrangers,

                                       and

                      FIRST CHICAGO CAPITAL MARKETS, INC.,
                              as Syndication Agent


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                                CREDIT AGREEMENT


         This CREDIT AGREEMENT, dated as of June 12, 1996 (as amended or otherwise modified from time to time, this "Agreement"), is entered into among ILLINOVA CORPORATION, an Illinois corporation (the "Company"), the undersigned financial institutions (collectively the "Lenders" and individually each a "Lender") and CIBC INC. (in its individual capacity, "CIBC"), as administrative agent for the Lenders, with CIBC and FIRST CHICAGO CAPITAL MARKETS, INC., as Co-Arrangers, and FIRST CHICAGO CAPITAL MARKETS, INC., as Syndication Agent.

         In consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1 DEFINITIONS AND INTERPRETATION.

         1.1 Definitions. When used herein the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         Administrative Agent means CIBC in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

         Affected Lender means any Lender that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3.

         Affected Loan - see Section 8.3.

         Agents means, collectively, the Administrative Agent and the Syndication Agent.

         Agreement - see the Preamble.

         Applicable Margin means, at any time, the percentage set forth in
Schedule II opposite the then-current Rating Level; it being understood that the Applicable Margin shall adjust concurrently with any change in the applicable Rating Level.

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         Assignee - see Section 14.6.1.

         Assignment Agreement - see Section 14.6.1.

         Business Day means any day (other than a Saturday or Sunday) on which banks are open for commercial banking business in New York and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the New York eurodollar interbank market.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

         CIBC - see the Preamble.

         Co-Arrangers means, collectively, CIBC and First Chicago
Capital Markets, Inc. as co-arrangers.

         Code means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         Commitment as to any Lender means the commitment of such Lender to make Loans hereunder, as adjusted from time to time pursuant to Section 6.1 or
Section 14.6. The amount of the initial Commitment of each Lender is set forth on the Schedule I.

         Company - see the Preamble.

         Consolidated Net Worth means, at any date consolidated stockholders' equity (excluding any equity attributed to any preferred stock) of the Company and its Subsidiaries as at such date.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than


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current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Suretyship Liabilities of such Person and (g) all Debt (as defined above) of any partnership in which such Person is a general partner.

         Dollar and the sign "$" mean lawful money of the United States of America.

         Duff & Phelps Rating means, at any time, the rating issued by Duff & Phelps Rating Co. and then in effect with respect to the First Mortgage Bonds.

         Effective Date - see Section 11.1.

         Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         Eurocurrency Reserve Percentage means, for any day in any Interest Period for any Eurodollar Loan of any Lender, the percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) or other U.S. government agency for determining the reserve requirement (including, without limitation, any marginal,

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basic, supplemental or emergency reserves) for such Lender in respect of liabilities or assets (with a term equal to such Interest Period) consisting of or including "Eurocurrency liabilities" as currently defined in Regulation D or any other applicable regulation or other liabilities or assets which such Lender determines are actually maintained and attributable to or allocable to such Eurodollar Loan. In determining such amount, each Lender may use any reasonable averaging and attribution methods.

         Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

         Eurodollar Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the Eurodollar Loans of such Lender hereunder. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

         Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the New York office of CIBC two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 a.m., New York time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to amount of the Eurodollar Loan of CIBC for such Interest Period.

         Existing Agreement means the Credit Agreement dated as of June 16, 1995 among the Company, various financial institutions, and CIBC, as agent.

         Event of Default means any of the events described in Section 12.1.

         Federal Funds Rate means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds


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Effective Rate". If such rate is not published in the Composite 3:30 p.m.
Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such day by each of three leading brokers of Federal funds transactions in New York City, selected by the Administrative Agent. The rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

         First Mortgage Bonds means the bonds issued pursuant to or secured by
(i) the Mortgage and Deed of Trust from Illinois Power to Harris Trust and Savings Bank, as Trustee, dated as of November 1, 1943, and (ii) the General Mortgage Indenture and Deed of Trust from the Company to Harris Trust and Savings Bank, as Trustee, dated as of November 1, 1992.

         Floating Rate means at any time the greater of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the Prime Rate.

         Floating Rate Loan means any Loan which bears interest at or by reference to the Floating Rate.

         Group - see Section 2.2.

         Illinois Power means Illinois Power Company, an Illinois corporation.

         Interest Period - see Section 4.3.

         Lender - see the Preamble.

         Lien means, when used with respect to any Person, any interest of any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan - see Section 2.1.

         Loan Documents means this Agreement and the Notes.


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         Margin Stock means any "margin stock" as defined in
Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         Moody's Rating means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the First Mortgage Bonds.


         Non-Use Fee Rate means the percentage set forth in Schedule II opposite the then-current Rating Level; it being understood that the Non-Use Fee Rate shall adjust concurrently with any change in the applicable Rating Level.

         Note - see Section 3.1.

         Participant - see Section 14.6.2.

         Percentage means as to any Lender the percentage which such Lender's Commitment is of the aggregate Commitments (or, if the Commitments have terminated, which the principal amount of such Lender's outstanding Loans is of the principal amount of all outstanding Loans). The Percentages of the Lenders as of the Effective Date are set forth on the Schedule I.

         Person means any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Prime Rate means at any time the rate per annum then most recently announced by CIBC as its prime rate at New York, New York.

         Rating Level means at any time the Level set forth in the table below opposite the then-current Moody's Rating, S&P Rating or Duff & Phelps Rating, whichever results in the numerically lower of the two highest (one being highest) Levels; provided that if at any time there is no Moody's Rating or no S&P Rating or no Duff & Phelps Rating, the Rating Level shall be Level 4.

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                                                   Duff & Phelps
Level    Moody's Rating       S&P Rating              Rating
-----    --------------       ----------              ------

 1       Baa1 or better       BBB+ or better          BBB+ or
                                                      better

 2       Baa2 or better but   BBB or better but    BBB or better
         less than Baa1       less than BBB+       but less than
                                                      BBB+

 3       Baa3 or better but   BBB- or better          BBB- or
         less than Baa2       but less than BBB    better but
                                                  less than BBB

 4       less than Baa3       less than BBB        less than
                                                      BBB--

         Reportable Event means a "reportable event" as defined in Section 4043 of ERISA.

         Required Lenders means Lenders having an aggregate Percentage of 66-2/3% or more.

         SEC means the Securities and Exchange Commission.

         Significant Subsidiary means any Subsidiary of the Company which is a "significant subsidiary" as defined in Regulation S-X of the SEC.

         S&P Rating means, at any time, the rating issued by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and then in effect with respect to the First
Mortgage Bonds.

         Stock Repurchase Capacity means the maximum amount of common stock of Illinois Power which Illinois Power is permitted to repurchase pursuant to the order of the Illinois Commerce Commission dated March 22, 1995, Docket No. 94-0518.

         Subsidiary means, with respect to any Person, any corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have not less than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

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         Suretyship Liability means any agreement, undertaking or other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby; provided that the amount of any Person's obligation under any Suretyship Liability relating to an interest rate swap, currency swap, commodity swap or similar hedging arrangement shall be deemed to be equal to the net liabilities of the primary obligor under all such arrangements with the same counterparty calculated on a mark-to-market basis as of the date of determination; and provided, further, that if the amount of any Person's obligation under any Suretyship Liability is not determinable, the amount thereof for purposes of this Agreement shall be the maximum reasonably anticipated liability of such Person in respect thereof as reasonably estimated by such Person as of the date of determination.

         Syndication Agent means First Chicago Capital Markets, Inc., in its capacity as syndication agent.

         Termination Date means June 11, 1997 or such other date on which the Commitments shall terminate pursuant to Section 6.1 or 12.2.

         Type of Loan or Borrowing - see Section 2.2. The types of Loans or borrowings under this Agreement are as follows: Floating Rate Loans or borrowings and Eurodollar Loans or borrowings.

         Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.


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     1.2 Computations. Where the character or amount of any asset or liability or any item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles in effect from time to time.

     1.3 Cross-References; Section Captions. A Section, an Exhibit or a Schedule is, unless otherwise stated, a reference to a section hereof or an exhibit or schedule hereto, as the case may be. Section captions are for convenience only and shall not affect the interpretation of this Agreement.

     SECTION 2 COMMITMENTS OF THE LENDERS; TYPES OF LOANS;
               BORROWING AND CONVERSION PROCEDURES.

     2.1 Commitments. Subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to the Company on a revolving basis (collectively the "Loans" and individually each a "Loan") from time to time before the Termination Date in such Lender's Percentage of such aggregate amounts as the Company may from time to time request from all Lenders; provided, however, that (i) the aggregate principal amount of all Loans which any Lender shall be committed to have outstanding hereunder on loan to the Company shall not at any one time exceed the amount set forth opposite such Lender's name on Schedule I hereto (as adjusted from time to time pursuant to Section 6.1 and 14.6) and (ii) the aggregate principal amount of all Loans which all Lenders shall be committed to have outstanding hereunder on loan to the Company shall not at any one time exceed $100,000,000 (less any reductions made pursuant to Section 6.1).

     2.2 Various Types of Loans. Each Loan shall be either a Floating Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.3 or 2.4. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (i) not more than five different Groups of Loans shall be outstanding at any

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one time and (ii) the aggregate principal amount of each Group of Loans shall at all times (including after giving effect to any conversion or continuation of any Loans) be an integral multiple of $1,000,000.

     2.3 Borrowing Procedures. The Company shall give notice to the Administrative Agent (which may be by telephone if promptly confirmed in writing) of each proposed borrowing not later than (a) in the case of a Floating Rate borrowing, 10:00 a.m., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 10:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than noon, New York time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the principal office of the Administrative Agent in New York with immediately available funds covering such Lender's Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Administrative Agent shall pay over such funds to the Company on the requested borrowing date. Each borrowing shall be on a Business Day.

     2.4 Conversion Procedures. Subject to the last sentence of Section 2.2, the Company may convert all or any part of any outstanding Loan into a Loan of a different type by giving notice (which may be by telephone if promptly confirmed in writing) to the Administrative Agent not later than (a) in the case of conversion into a Floating Rate Loan, 10:00 a.m., Chicago time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Loan, 10:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such conversion. Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurodollar Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Subject to Section 2.6, such Loan

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shall be so converted on the requested date of conversion. Each conversion shall be on a Business Day.

     2.5 Warranty upon Conversion. Each notice of conversion pursuant to Section
2.4 shall automatically constitute a warranty by the Company to the Administrative Agent and each Lender to the effect that, on the date of such requested conversion, no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

     2.6 Conditions. Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make any Loan, or to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan, if an Event of Default or Unmatured Event of Default exists or would result therefrom.

     2.7 Pro Rata Treatment. All borrowings, conversions and repayments shall be effected so that after giving effect thereto each Lender will have a pro rata share (according to its Percentage) of all types and Groups of Loans.

     2.8 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

     SECTION 3   NOTES EVIDENCING LOANS.

     3.1 Notes. The Loans of each Lender shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Note" and collectively for all Lenders the "Notes") substantially in the form set forth in Exhibit A, with appropriate insertions, dated the Effective Date (or such other date as shall be satisfactory to the Administrative Agent), payable to the order of such Lender in the principal amount of the Commitment of such Lender (or, if less, in the aggregate unpaid principal amount of such Lender's Loans) on the Termination Date.

     3.2 Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note,

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the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

     SECTION 4 INTEREST.

     4.1 Interest Rates. (a) The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, as follows:

                  (i) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the Floating Rate from time to time in effect; and

                  (ii) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate applicable to each Interest Period for such Loan plus the Applicable Margin;

provided, however, that after maturity of any Loan (whether by acceleration or otherwise), such Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate from time to time in effect (but not less than the interest rate in effect for such Loan immediately prior to maturity) plus 2%.

         (b) The Company also promises to pay, to each Lender that incurs reserve requirements as a consequence of funding any Eurodollar Loan, additional interest on such Eurodollar Loan at a rate per annum equal to the excess of (i) the rate obtained by dividing the Eurodollar Rate applicable to each Interest Period for such Loan by a percentage (expressed as a decimal) equal to 100% minus the Eurocurrency Reserve Percentage for such Lender for such Interest Period over (ii) the Eurodollar Rate for such

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

Interest Period; it being understood that each Lender shall invoice the Company (and provide a copy of such invoice to the Administrative Agent), from time to time for the interest due to such Lender pursuant to this Section 4.1(b), which invoice shall be (x) payable within 10 days after receipt thereof by the Company and (y) accompanied by a statement setting forth in reasonable detail the computation of such additional interest and shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

     4.2 Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be payable on the last day of each calendar quarter and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of any Eurodollar Loan with an Interest Period exceeding three months, on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     4.3 Interest Periods. Each "Interest Period" for a Eurodollar Loan shall commence on the date such Eurodollar Loan is made or converted from a Floating Rate Loan, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two, three or six months thereafter, as the Company may specify:


                  (a) in the case of an Interest Period which commences on the date a Eurodollar Loan is made or converted from a Floating Rate Loan, in the related notice of borrowing or conversion pursuant to Section
         2.3 or 2.4, or

                  (b) in the case of a succeeding Interest Period with respect to any Eurodollar Loan, by notice to the Administrative Agent (which may be by telephone if promptly confirmed in writing) not later than 10:00 a.m., Chicago time, at least three Business Days prior to the first day of such succeeding Interest Period, it being understood that
         (i) each such notice shall be effective upon receipt by the Administrative Agent (which shall promptly advise each Lender thereof) and (ii) if the Company fails to give such notice, such Loan shall automatically become a Floating Rate Loan at the end of its then-current Interest Period.

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

Each Interest Period for a Eurodollar Loan that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period for a Eurodollar Loan which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). The Company may not select any Interest Period which would end after the scheduled Termination Date.

     4.4 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender. Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder.

     4.5 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Floating Rate Loan shall change simultaneously with each change in the Floating Rate.


     SECTION 5 FEES.

     5.1 Non-Use Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender a non-use fee for the period from and including June 12, 1996 to but excluding the Termination Date in an amount equal to the Non-Use Fee Rate multiplied by the daily average of the unused amount of such Lender's Commitment. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such nonuse fee shall not have been theretofore paid. The non-use fee shall be computed for the actual number of days elapsed on the

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
basis of a year of 360 days.

           Administrative Agent's Fees. The Company agrees to pay to the Administrative Agent for its own account such fees as are agreed to from time to time by the Company and the Administrative Agent.

     SECTION 6 REDUCTION OR TERMINATION OF THE COMMITMENTS;
               PREPAYMENTS.

     6.1 Reduction or Termination of the Commitments. The Company may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the amount of the Commitments to an amount not less than the aggregate unpaid principal amount of the Loans. Any such reduction shall be in an amount that is an integral multiple of $1,000,000 and shall be pro rata among the Lenders according to their respective Percentages. The Company may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other obligations of the Company hereunder.

     6.2 Prepayments. The Company may from time to time prepay the Loans in whole or in part, provided that (a) the Company shall give the Administrative Agent (which shall promptly advise each Lender) written notice thereof not later than noon, New York time, on the date of such prepayment, in the case of Floating Rate Loans, and not less than three Business Days' prior to the date of such prepayment, in the case of Eurodollar Loans, in each case specifying the Loans to be prepaid and the date (which shall be a Business Day) and amount of prepayment, (b) each partial prepayment of Loans shall be in an integral multiple of $1,000,000 and (c) any prepayment of Eurodollar Loans on a day other than the last day of an Interest Period therefor shall be subject to Section
8.4. After giving effect to any prepayment of Eurodollar Loans, each Group of Eurodollar Loans shall be an integral multiple of $1,000,000.

     SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

     7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Administrative Agent in immediately available

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

funds at its office in New York not later than 1:00 p.m., New York time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the immediately following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender.

     All payments under Sections 8.1 and 8.4 shall be made by the Company directly to the Lender entitled thereto.

     7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

     7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Notes, or of any fee, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     7.4 Setoff. To the extent not prohibited by applicable law (and without waiving any other rights of the Administrative Agent or any Lender), the Administrative Agent and each Lender shall, upon the occurrence of any Event of Default described in Section 12.1.4 or any Unmatured Event of Default that may result in such an Event of Default, have the right to appropriate and apply to the payment of any amount payable by the Company hereunder any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with such Person, other than as trustee or custodian for the benefit of Persons other than the Company.

     7.5 Proration of Payments. If any Lender shall obtain by payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on all Notes (other than any non-pro rata interest payment resulting from a Loan being an Affected Loan or as a result of replacement of a Lender pursuant to Section 8.7), such Lender shall purchase from the other Lenders such participations in the Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

              7.6 Payments Net of Taxes. All payments under this Agreement shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively, "Taxes"), other than any Taxes on or measured by the net income, net worth, or shareholder's capital of a Lender pursuant to the income tax laws of the jurisdiction where such Lender's principal office or Eurodollar Office is located) shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. A certificate as to any additional amounts payable to any Lender under this
Section 7.6 submitted to the Company by such Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount, and shall be conclusive and binding upon the parties hereto in the absence of demonstrable error. With respect to each deduction or withholding for or on account of any Taxes, the Company shall promptly (and in no event later than 45 days thereafter) furnish to each Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender) to establish any tax credit to which such Lender may be entitled. All payments under this Agreement shall be made under all circumstances, irrespective of any bilateral or multilateral payment or clearing agreement that may be in force, and of any restrictions then existing in any jurisdiction, and without regard to the nationality, residence or domicile of any Lender, and without requiring any affidavit or the fulfillment of any other formality. All obligations provided for in this

Section 7.6 shall survive repayment of the Loans, cancellation of the Notes or any termination of this Agreement.

     SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR
                EURODOLLAR LOANS.

     8.1 Increased Costs. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

                  (A) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for taxes imposed on or measured by the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction, or any political subdivision thereof or taxing authority therein, in which such Lender's principal executive office or Eurodollar Office is located or in which such Lender is incorporated); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

                  (C) shall impose on any Lender (or its Eurodollar

         Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

         (b) If any Lender shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder (including, without limitation, such Lender's Commitment) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

     8.2 Basis for Determining Interest Rate Inadequate or

Unfair.  If with respect to any Interest Period:

         (a) deposits in Dollars (in the applicable amounts) are not being offered to one or more Lenders in the London interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

         (b) Lenders having an aggregate Percentage of 30% or more advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding such Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the reasonable opinion of such Lenders materially affects such Loans, then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

           8.3 Changes in Law Rendering Eurodollar Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Floating Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Lenders which are not so affected, in each case in an amount equal to such Lender's Percentage of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and
(b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan. Each Floating Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

     8.4 Funding Losses. The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Administrative Agent) the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including, without limitation, any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow or convert any Loans on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement (other than as a result of a default by such Lender or the Administrative Agent). For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

     8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Lender to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.


     8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     8.7 Mitigation of Circumstances; Replacement of Affected Lender. (a) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

         (b) At any time any Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent, such bank(s) or financial institution(s) to have a Commitment or Commitments, as the case may be, in such amounts as shall be reasonably satisfactory to the Administrative Agent (and upon notice from the Company such Affected Lender shall assign, without recourse or warranty, its Commitment, its Loans, its Note and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees, any amounts payable under Section 8.4 as a result of such Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

     8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     SECTION 9  WARRANTIES.

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans hereunder, the Company warrants to the Administrative Agent and the Lenders that:

     9.1 Organization, etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois.

     9.2 Authorization; No Conflict. The execution and delivery of this Agreement, the Notes and each other Loan Document to which it is a party, the borrowings hereunder, and the performance by the Company of its obligations under this Agreement, the Notes and each other Loan Document to which it is a party are within the Company's corporate powers, will have been duly authorized by all necessary corporate action prior to any borrowings hereunder, have received all necessary governmental and regulatory approval, and do not and will not contravene or conflict with, or result in the creation or imposition of a Lien under, any provision of law or of the Articles of Incorporation or by-laws of the Company or any Subsidiary or of any agreement, instrument, order or decree that is binding upon the Company or any Subsidiary.

     9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company is a party is, or upon the execution and delivery thereof will be, legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting the enforcement of, creditors' rights in general, and by general principles of equity.

     9.4 Financial Statements. The Company's audited financial statements as at December 31, 1995 and unaudited financial statements as at March 31, 1996, copies of which have been furnished to each Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with those of the preceding year, and present fairly the financial position of the Company at such dates and the results of its operations for the periods then ended.

     9.5 Conduct of Business. Since December 31, 1995, no event has occurred or condition has arisen that has resulted in, or created a reasonable likelihood of, a material adverse change in the business, properties, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole.

     9.6 Litigation and Contingent Liabilities. No litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against the Company that would, if adversely determined, materially and adversely affect the financial condition, prospects, business, or operations of the Company and its Subsidiaries taken as a whole, except as set forth in reports made by the Company and filed with the SEC prior to the date of this Agreement, copies of which have been furnished to each Lender. Other than any liability incident to such litigation or proceedings, the Company does not have any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 9.4.

     9.7 Liens. None of the assets of the Company is subject to any Lien, except as permitted pursuant to Section 10.14.


     9.8 Subsidiaries. Exhibit B correctly lists each Significant Subsidiary of the Company owned as of the date hereof, and the state of incorporation of each such Subsidiary. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. All Subsidiaries, except Illinois Power Fuel Company, are currently wholly-owned by the Company or by Illinois Power, and all of the shares of stock of each Subsidiary (including the shares of stock of Illinois Power Fuel Company that are owned by Illinois Power) have been duly issued, are fully paid and non-assessable, and are owned by the Company or by Illinois Power as of the date hereof free and clear of any Lien.

     9.9 Employee Benefit Plans. Each employee benefit plan as to which the Company may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) to the best of the Company's knowledge, no Reportable Event has occurred with respect to any such plan, (ii) neither the Company nor any Subsidiary has withdrawn from any such plan and (iii) no such plan has been terminated. Neither the execution and delivery of this Agreement or any other Loan Document to which the Company is a party nor the making of Loans hereunder will give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     9.10 Investment Company Act. The Company is not an "investment company" or, to the best of the Company's knowledge, a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     9.11 Public Utility Holding Company Act. The Company and its Subsidiaries are exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof, and, to the best of the Company's knowledge, no proceedings to revoke or modify such exemption have been instituted or are pending.

     9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     9.13 Debt. Exhibit C correctly sets forth all Debt of the Company as of the date of this Agreement (or such other date as set forth on Exhibit C)(other than items of Debt which individually do not exceed $1,000,000 and collectively do not exceed $5,000,000).

     9.14 Taxes. The Company has filed all income or franchise tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     9.15 Compliance with Laws. Except as set forth on Exhibit F, the Company is not in violation of any law, ordinance, rule, regulation or order of any governmental authority applicable to it or its property (including, without limitation, any Environmental Law), except where any such violation would not materially and adversely affect the financial condition, prospects, business, or operations of the Company and its Subsidiaries taken as a whole.

     SECTION 10 COVENANTS.

     Until the expiration or termination of the Commitments, and thereafter until all obligations of the Company hereunder and under the Loan Documents are paid in full, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

     10.1 Reports, Certificates and Other Information. Furnish to each Lender:

             10.1.1 Annual Report. Within 90 days after each fiscal year of the Company, a copy of the annual report of the Company to the SEC on Form 10-K. Concurrently with the delivery of each such annual report, the Company will furnish to each Lender the written statement of the certified public accountants whose opinion is contained in such annual report to the effect that in making the examination necessary for their opinion relating to the Company's financial statements contained in such annual report (no other review having been conducted), they have obtained no knowledge of any event described in Section 12.1.1, 12.1.2 or 12.1.6, or of any other circumstance that such accountants should disclose in the exercise of then generally accepted auditing standards; or, if such accountants shall have obtained knowledge of any such event or any such other circumstance, they shall disclose in such statement the event(s) or circumstances(s) and the nature and status thereof.

             10.1.2 Interim Reports. Within 60 days after each quarter (except the last quarter) of each fiscal year of the Company, a copy of the quarterly report of the Company to the SEC on Form 10-Q, signed by a proper accounting officer of the Company.

             10.1.3 Certificates. Contemporaneously with the furnishing of a copy of each report provided for in Section 10.1.1 or 10.1.2, a certificate dated the date of such report and signed by an authorized officer of the Company, (a) to the effect that, to the best of his knowledge, after diligent inquiry, no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and (b) containing a computation in reasonable detail of the covenants set forth in Sections 10.11, 10.15 and 10.16 as of the end of the applicable fiscal quarter or fiscal year.

             10.1.4 Reports to SEC and to Shareholders. Promptly upon their becoming available, copies of (i) each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, and (ii) each regular or periodic report or other report with respect to the institution of, or any adverse determination in, any litigation, arbitration proceeding, or governmental or regulatory proceeding, and any registration statement or prospectus (other than on or in respect of Form S-8 or any similar form) or similar document, in each case, filed by the Company with any securities exchange or with the SEC or any successor agency.

             10.1.5 Notice of Default and ERISA Matters. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Company with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, or (ii) the occurrence of a Reportable Event Under, or the institution of steps by the Company or any Subsidiary to withdraw from or the institution of any steps to terminate, any employee benefit plan as to which the Company may have any liability.

             10.1.6 Significant Subsidiaries. A written report of any changes in the list of its Significant Subsidiaries, promptly upon the occurrence thereof.

             10.1.7 Other Information. From time to time, such other information concerning the Company and its Subsidiaries as any Lender or the Administrative Agent may reasonably request.

     10.2 Books, Records, and Inspections. Maintain complete and accurate books and records; permit access by any Lender or the Administrative Agent to the books and records of the Company; and permit any Lender or the Administrative Agent to inspect the properties and operations of the Company.

     10.3 Insurance. Maintain such insurance as may be required by law, and maintain such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated and operating like properties.

     10.4 Taxes and Liabilities. Pay when due all taxes, assessments, and other liabilities except as contested in good faith and by appropriate proceedings.

     10.5 Mergers, Consolidations, Sales. Not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person that if such Person had been a Subsidiary of the Company, would be a Significant Subsidiary, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, except for any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company and any such purchase or other acquisition by the Company of the assets or stock of any wholly-owned Subsidiary.

     10.6 Maintenance of Properties. Cause all properties used or useful in the conduct of the business of the Company to be maintained, and kept in reasonable condition, repair and working order, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company shall not be prevented from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the operation of its business and not disadvantageous in any material respect to any Lender.

     10.7 Conduct of Business. Carry out and conduct its business in substantially the same manner and in substantially the same fields as contemplated in the Company's Form 10-K filed with the SEC for the fiscal year ended December 31, 1995, and do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, and the rights (statutory and arising under its Articles of Incorporation) and franchises, of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if it determines that the preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holder of any Note.

     10.8 Employee Benefit Plans. Maintain each employee benefit plan as to which it may have any liability in compliance with all applicable requirements of law and regulations.

     10.9 Use of Proceeds. Use the proceeds of all Loans only for the payment of dividends, making investments in or acquisitions of non-regulated, energy-related businesses, and for general corporate purposes; and not use any proceeds of any Loan, or permit any such proceeds to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     10.10 Other Agreements. Not enter into any agreement containing any provision that would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     10.11 Restrictions on Debt. Not at any time permit all Debt of the Company to exceed the product of 3 multiplied by the lesser of (a) the amount of dividends paid to the Company during the period of four consecutive fiscal quarters then most recently ended and (b) the aggregate net income of all Subsidiaries of the Company during such period.

     10.12 Illinois Power. Cause Illinois Power to comply with all of the covenants set forth in Section 9 of the Credit Agreement dated as of May 26, 1995 among Illinois Power, various financial institutions and Bank of America National Trust and Savings Association, as agent, as such Credit Agreement is in effect on the date hereof (without giving effect to (i) any termination thereof or (ii) any amendment or other modification thereto unless consented to by the Required Lenders). A copy of such Section 9 as in effect on the date hereof is attached hereto as Exhibit H.

     10.13 Compliance with Laws. Comply in all material respects with all laws, ordinances, rules, regulations or orders of any governmental authority having jurisdiction over it or its business (including, without limitation, the Federal Fair Labor Standards Act and Environmental Laws), except as such may be contested in good faith by appropriate proceedings.

     10.14 Limitation on Liens. Not, and not permit any Significant Subsidiary to create, incur, assume or permit to exist any Lien on any of its properties (other than Liens on the common stock of Illinois Power so long as the obligations of the Company hereunder are equally and ratably secured), except

         (a) any Liens in existence as of the Effective Date and listed on Exhibit G hereto;

         (b) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings;

         (c) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or similar obligations;

         (d) Liens in connection with any litigation or other legal proceeding or arising out of a judgment or award, for sums not exceeding $5,000,000, with respect to which an appeal is being prosecuted and the execution or other enforcement of such Liens is effectively stayed;

         (e) landlord's, vendor's, carrier's, warehousemen's, repairmen's, mechanic's, workmen's, materialmen's, construction or similar Liens;

         (f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially adversely interfere with the occupation, use and enjoyment of the property encumbered thereby;

         (g) in the case of Illinois Power, (i) Liens arising pursuant to that certain Mortgage and Deed of Trust from Illinois Power to Harris Trust and Savings Bank, as Trustee, dated as of November 1, 1943, and "permitted liens" as defined in such Mortgage, and (ii) Liens arising pursuant to that certain General Mortgage Indenture and Deed of Trust from Illinois Power to Harris Trust and Savings Bank, as Trustee, dated as of November 1, 1992, and "Permitted Liens" as defined in such General Mortgage;

         (h) in the case of any Significant Subsidiary, Capital
Leases;

         (i) in the case of the Company, purchase money security interests and Capital Leases, provided that the aggregate amount of the Debt secured thereby shall not exceed $1,000,000; and

         (j) extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this Section 10.14, but only if the principal amount of the Debt secured thereby immediately prior to such extension, renewal or replacement is not increased and such Lien is not extended to any other property.

     10.15 Illinova Net Worth. Not permit Consolidated Net Worth to at any time be less than $1,100,000,000.

     10.16 Illinois Power Stock Repurchase Capacity. Not permit Stock Repurchase Capacity to at any time be less than $75,000,000.


     SECTION 11  CONDITIONS OF LENDING.

     The obligation of each Lender to make its Loans is subject to the following conditions precedent:

     11.1 Initial Loan. The obligation of each Lender to make its initial Loan is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions precedent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Lenders is herein called the "Effective Date") that (i) the Existing Agreement shall have been terminated and all amounts due and owing thereunder shall have been paid in full and (ii) the Administrative Agent shall have received all of the following, each duly executed and dated the Effective Date (or such other date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Lender:

     11.1.1 Notes. The Notes of the Company payable to the order of the Lenders.

     11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes, the other Loan Documents and the other documents to be executed by the Company pursuant hereto.

     11.1.3 Consents, etc. Certified copies of all documents evidencing any consents and governmental approvals (if any) required for the execution, delivery and performance by the Company of this Agreement, the Notes, the Loan Documents and the other documents to be executed by the Company pursuant hereto.

   11.1.4 Incumbency and Signature Certificates. An incumbency and signature certificate of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Notes, the Loan Documents and the other documents required to be delivered by the Company in connection with this Agreement, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

   11.1.5 Opinion of Counsel for the Company. The opinion of Schiff Hardin & Waite, counsel to the Company, substantially in the form of Exhibit D.

   11.1.6  Other.  Such other documents as the Administrative
Agent or any Lender may reasonably request.

   11.2 All Loans. The obligation of each Lender to make each Loan is subject to the following further conditions precedent that:

   11.2.1 No Default. (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan and (b) the warranties of the Company contained in Section 9 (excluding (i) the second sentence of Section 9.6, (ii) Section 9.8 and (iii) Section 9.9) are true and correct in all material respects as of the date of the making of such requested Loan, with the same effect as though made on such date.

   11.2.2 Satisfaction of Conditions Precedent. Each request by the Company for the making of a Loan shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan.

   SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

   12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

             12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fees or other amount payable by the Company hereunder or under any other Loan Document.

             12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or Illinois Power in an aggregate amount (for all Debt so affected) exceeding $10,000,000 or under the terms applicable to any Debt of any other Subsidiary in an aggregate amount (for all Debt so affected) exceeding $5,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

             12.1.3 Warranties. Any warranty made by the Company herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to the Administrative Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

             12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary other than Illinois Power), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate or partnership action to authorize, or in furtherance of, any of the foregoing.

             12.1.5 Non-Compliance with Provisions of this Agreement. Failure by the Company to comply with or to perform any covenant set forth in Sections 10.1.5, 10.5, 10.9, 10.11, 10.12, 10.14, 10.15 and 10.16; or
         failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after notice thereof to the Company from the Administrative Agent or any Lender.

             12.1.6 Employee Benefit Plans. With respect to any employee benefit plan as to which the Company or any Subsidiary may have any liability, there shall exist a deficiency of more than $20,000,000 in the plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such plan, or such plan is terminated or the Company or any Subsidiary withdraws from such plan.

             12.1.7 Ownership of Significant Subsidiaries. The Company shall fail at any time to own, directly or indirectly, all of the capital stock of each Subsidiary which is at any time a Significant Subsidiary, in each case free and clear of any Lien.

             12.1.8 Judgments. Final judgments which exceed an aggregate of $10,000,000 shall be rendered against the Company, or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

             12.1.9 Change in Control. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the

         Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 20% or more of the outstanding shares of common stock of the Company; or (b) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

           12.1.10 Environmental. The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or there shall occur any violation of any Environmental Law, which, in either case, could materially and adversely affect the financial condition, prospects, business or operations of the Company and its Subsidiaries taken as a whole.

     12.2  Effect of Event of Default. If any Event of Default described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and in the case of any other Event of Default, the Administrative Agent may, and upon written request of the Required Lenders shall, declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders.

     SECTION 13  THE ADMINISTRATIVE AGENT.

     13.1 Authorization. Each Lender authorizes the Administrative Agent to act on behalf of such Lender to the extent provided herein or any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

     13.2 Indemnification. Each Lender agrees to reimburse and indemnify the Administrative Agent for, and hold the Administrative Agent harmless against, a share (determined in accordance with such Lender's Percentage) of any loss, damage, penalty, action, judgment, obligation, cost, disbursement, liability or expense (including reasonable attorneys' fees) which may at any time be incurred by the Administrative Agent (and for which the Administrative Agent is not reimbursed by the Company) arising out of or in connection with the performance of its obligations or the exercise of its powers hereunder or any other document or instrument delivered hereunder or in connection herewith, as well as the costs and expenses of defending against any claim against the Administrative Agent arising hereunder or thereunder, provided that no Lender shall be liable for any of the foregoing which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or willful misconduct.

     13.3 Exculpation. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other obligor of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity.

     13.4 Credit Investigation. Each Lender acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had such Lender's Commitment been granted and such Lender's Loans been made directly by such Lender to the Company without the intervention of the Administrative Agent or any other Lender. Each Lender agrees and acknowledges that the Administrative Agent makes no representations or warranties about the creditworthiness of the Company or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any Note or the value of any security therefor.

     13.5 Administrative Agent and Affiliates. The Administrative Agent in its individual capacity shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from and generally engage in any kind of business with the Company or any affiliate thereof as if the Administrative Agent were not the Administrative Agent hereunder.

     13.6 Action on Instructions of the Required Lenders. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement and collection of the Loans), the Administrative Agent shall not be required to exercise any discretion or take any action, but the Administrative Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions (i) from the Required Lenders, except for instructions which under the express provisions hereof must be received by the Administrative Agent from all Lenders, and (ii) in the case of such instructions, from all Lenders. In no event will the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The relationship between the Agent and the Lenders is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Administrative Agent a trustee for any holder of a Note or of a participation therein nor to impose on the Administrative Agent duties and obligations other than those expressly provided for herein.

     13.7 Funding Reliance. (a) Unless the Administrative Agent receives notice from a Lender by 1:00 p.m., Atlanta time, on the day of a proposed borrowing that such Lender will not make available to the Administrative Agent the amount which would constitute its Percentage of such borrowing in accordance with
Section 2.3, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made any such amount available to the Administrative Agent, such Lender and the Company jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon (i) in the case of the Company, the interest rate applicable to Loans comprising such borrowing and (ii) in the case of such Lender, the Federal Funds Rate (or, beginning on the third Business Day after demand, the rate set forth in clause (i)). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

         (b) Unless the Administrative Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Administrative Agent may assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Company has not made any such payment to the Administrative Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Administrative Agent forthwith on demand, together with interest thereon at the Federal Funds Rate (or, beginning on the third Business Day after demand, at the Floating Rate). Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to make any payment hereunder.

     13.8 Resignation. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders (with, so long as no Event of Default or Unmatured Event of Default exists, the consent of the Company, which consent shall not be unreasonably delayed or withheld) shall as promptly as practicable appoint a successor Administrative Agent. If no successor shall have been so appointed, and shall have accepted such appointment, within 30 days after the giving of notice of such resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a branch in the United States of America and having a combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all further duties and obligations under this Agreement. After any resignation pursuant to this Section 13.8, the provisions of this Section 13 shall inure to the benefit of the retiring Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

   SECTION 14 GENERAL.

     14.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Administrative Agent and signed and delivered by

Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) change the definition of Required Lenders or otherwise reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent or (v) amend this sentence without, in each case, the consent of all Lenders. No provisions of Section 13 shall be amended, modified or waived without the written consent of the Administrative Agent.

     14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

     14.3 Notices. Except as otherwise provided in Sections 2.3, 2.4 and 4.3, all notices hereunder shall be in writing (including, without limitation, facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received. For purposes of Sections 2.3, 2.4 and 4.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

     14.4 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agents and the Co-Arrangers (including the fees and charges of counsel for the Administrative Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, any amendment, supplement or waiver to this Agreement or any such other document). The Company further agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by each Agent, each Co-Arranger and each Lender in connection with (i) the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company hereunder and (ii) the enforcement of this Agreement or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, the Company agrees to pay, and to save the Agents, the Co-Arrangers and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 14.4 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     14.5 Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. The Company may not assign its rights or obligations hereunder without the prior written consent of all Lenders.

     14.6 Assignments; Participations.

     14.6.1 Assignments. Any Lender may, with the prior written consents of the Company and the Administrative Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the assigning Lender's remaining Commitment and (ii) $5,000,000; provided, however, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 4.1(b), 7.6 or 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Section and (b) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee,

                  (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit E (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent and the Company, and

                  (z) the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $2,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Administrative Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Commitment and, if the assigning Lender has retained a Commitment hereunder, a replacement Note in the principal amount of the Commitment retained by the assigning Lender (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.6.1 shall be null and void.

     Notwithstanding the foregoing provisions of this Section 14.6.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).


     14.6.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a

Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement and (y) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. No Participant shall have any direct or indirect voting rights hereunder (except that a Lender may grant a Participant rights with respect to any of the events described in the penultimate sentence of Section 14.1). The Company agrees that if amounts outstanding under this Agreement and any Note are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Sections 4.1(b), 7.6 and 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to such Sections than would have been paid to the participating Lender if no participation had been sold).

     14.7 Governing Law. This Agreement and each Note shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in the Notes shall be in addition to and not in limitation of those provided by applicable law.

     14.8 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Administrative Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received confirmation from such Lender of execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the date hereof, and at such time the Administrative Agent shall notify the Company and each Lender.

     14.9 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computations is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Company's audited financial statements for the fiscal year of the Company ended December 31, 1995.

Delivered at Chicago, Illinois, as of the day and year first above written.

                                           ILLINOVA CORPORATION


                                           By______________________________
                                           Title___________________________

                                           Illinova Corporation
                                           500 South 27th Street
                                           Decatur, Illinois  60525
                                           Attention:  Treasurer
                                           Telephone:  217-424-6600
                                           Facsimile:  217-424-6978

                                           With a copy to:

                                           Schiff Hardin & Waite
                                           7200 Sears Tower
                                           233 South Wacker Drive
                                           Attention:  Robert J. Regan
                                           Telephone:  (312) 258-5600
                                           Facsimile:  (312) 258-5606


                                           CIBC INC., individually and
                                              as Administrative Agent


                                           By________________________________
                                           Title_____________________________


                                           CIBC Inc.
                                           425 Lexington Avenue
                                           Syndications, 7th Floor
                                           New York, New York  10017
                                           Attention:  Cynthia Trust
                                           Telephone:  (212) 856-3675
                                           Facsimile:  (212) 856-3763

                                           With a copy to:

                                           CIBC Inc.
                                           200 West Madison, Suite 2300
                                           Chicago, Illinois  60606
                                           Attention:  Utilities Group
                                           Telephone:  312-855-3252
                                           Facsimile:  312-750-0927


                                           THE FIRST NATIONAL BANK OF CHICAGO


                                           By________________________________
                                           Title_____________________________

                                           The First National Bank of
                                           Chicago
                                           One First National Plaza
                                           Chicago, Illinois  60670
                                           Attention:  Richard H. Waldman
                                           Telephone:  (312) 732-3520
                                           Facsimile:  (312) 732-3055

                                   SCHEDULE I

                          COMMITMENTS AND PERCENTAGES


Lender                                           Commitment                   Percentage
------                                           ----------                   ----------
CIBC Inc.                                        $ 50,000,000                     50%

The First National Bank                          $ 50,000,000                     50%
of Chicago                                       ------------                     --


                                                 $100,000,000                    100%


                                  SCHEDULE II

                                PRICING SCHEDULE


         The Applicable Margin and Non-Use Fee Rate shall be determined based on the then-current Rating Level as set forth below.


=========================================================================================
                           Rating                  Applicable                 Non-Use Fee
                            Level                   Margin                      Rate
                           -------                 ----------                 -----------
-----------------------------------------------------------------------------------------
                           1                       0.550%                     0.150%
-----------------------------------------------------------------------------------------
                           2                       0.650%                     0.175%
-----------------------------------------------------------------------------------------
                           3                       0.875%                     0.200%
-----------------------------------------------------------------------------------------
                           4                       1.250%                     0.250%
==========================================================================================

                                   EXHIBIT A

                                    FORM OF
                                      NOTE

$___________                                                   ___________, 199_
                                                               Chicago, Illinois

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of _________________, at the principal office of CIBC INC. (the "Administrative Agent"), in New York, New York, on the date set forth in the Credit Agreement referred to below, ______________________ Dollars ($____________) or, if less, the aggregate unpaid amount of all Loans made by the payee to the undersigned pursuant to the Credit Agreement (as shown in the records of the payee or, at the payee's option, on the schedule attached hereto and any continuation thereof).

         The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of June 12, 1996 (herein, as amended or otherwise modified from time to time, called the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the payee) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

         In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise. Each of the Company and each guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note.

   This Note is made under and governed by the internal laws of the State of Illinois.

                                                ILLINOVA CORPORATION



                                                By
                                                   -----------------------------

                                                Title
                                                     ---------------------------

Schedule Attached to Note dated __________, 199_ of ILLINOVA CORPORATION payable to the order of ________________________.

Date and                       Date and
Amount of                      Amount of
Loan or of                     Repayment or of
conversion from                conversion into                                  Unpaid
another type of                another type of            Interest              Principal             Notation
Loan                           Loan                       Period                Balance               Made by

                            1.  FLOATING RATE LOANS

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                             2.  EURODOLLAR LOANS

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                   EXHIBIT B

                      SCHEDULE OF SIGNIFICANT SUBSIDIARIES




                                                                                Percentage
                                                                                Ownership of
                                                                                the Company
Name of Significant                  State of                                   and its
   Subsidiary                        Organization                               Subsidiaries
-------------------                  ------------                               ------------
Illinois Power                       Illinois                                   100%
   Company


                                   EXHIBIT C

                                SCHEDULE OF DEBT


Description of Debt                                                              Amount
-------------------                                                              ------
Illinois Generating Company equity
guarantee for the Tenaska Washington
Partners II, IPG Frederickson, Inc.
project                                                                         $7,670,000


Illinova Generating Company equity
guarantee for the Tenaska IV Texas
Partners, IGC Brazos, Inc. project                                               4,867,000

Illinova Generating Company equity
guarantee for the Aguaytia energy,
L.L.C., IGC Aguaytia Partners, L.L.C.,
Project                                                                         21,718,000

Illinova letters of credit for the
Tenaska Uch Power Project                                                        4,344,000

Illinova letters of credit for the Tenaska
Uch Power Project                                                               17,619,000

Illinova guarantees for the account
Tenaska Marketing Ventures                                                      23,561,000

Tenaska Marketing Ventures hedging
position Mark to Market                                                          5,244,000*





*  As of June 7, 1996

                                   EXHIBIT D

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY

                                 June __, 1996

CIBC INC.,
  individually and as Administrative
  Agent, and the other financial
  institutions which are parties to
  the Credit Agreement referred to below
200 West Madison
Chicago, Illinois 60606

         Re: Credit Agreement, dated as of June 12, 1996, with Illinova Corporation

Ladies and Gentlemen:

         We have acted as counsel for Illinova Corporation, an Illinois corporation (the "Company"), in connection with the execution and delivery of the Credit Agreement, dated as of June 12, 1996 (the "Credit Agreement"), among the Company, the financial institutions which are parties thereto (the "Lenders"), and CIBC Inc., as administrative agent for the Lenders. We are rendering this opinion at the request of the Company as required by Section
11.1.5 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement.

         In this connection, we have examined an original or a copy of the following:

         (a)     The Credit Agreement;

         (b)     The form of Notes to be issued by the Company to each Lender;

         (c)     The Articles of Incorporation and By-Laws of the Company; and

         (d) Resolutions adopted at a meeting of the Board of Directors of the Company on June 11, 1996 (the "Resolutions"), certified by the Secretary of the

                Company.

         We have examined such other records, documents, proceedings and certificates of officers and representatives of the Company and made such other examinations as we have deemed necessary in order to enable us to give the opinions hereinafter contained.

         For purposes of this opinion, we have assumed (a) the genuineness of the signatures, and the authority, of persons signing all documents in connection with which this opinion is rendered on behalf of parties other than the Company, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies, and (d) that the Credit Agreement is the legal, valid and binding obligation of the parties thereto other than the Company.

         Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

         (1) The Company and Illinois Power Company are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation.

         (2) The Company has full corporate power to execute, deliver and perform the Credit Agreement and the Notes, to borrow moneys under the Credit Agreement, and to perform its obligations under the Credit Agreement and the Notes.

         (3) The execution and delivery of the Credit Agreement and the Notes and the borrowing of Loans under the Credit Agreement, and the performance by the Company of its obligations under the Credit Agreement and the Notes have been duly authorized by all necessary corporate action, have received all necessary governmental and regulatory approval, and do not and will not violate, or result in the creation or imposition of a Lien under, any provision of law or of the Articles of Incorporation or By-Laws of the Company or, to our knowledge, of any agreement, instrument, order or decree that is binding upon the Company.

         (4) The Credit Agreement has been duly executed and delivered by the Company, and the Credit Agreement is, and the Notes, when duly executed and delivered by the Company will be, legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

         Our opinion is subject to the following qualifications:

         (a) We express no opinion as to the effect of the law of any jurisdiction other than the State of Illinois.

         (b) We express no opinion with respect to the rights of any Participant under Section 7.4 of the Credit Agreement.

         (c) Our opinion in paragraph (4) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         (d) We express no opinion with respect to indemnification or contribution obligations which contravene public policy.

         We are members of the bar of the State of Illinois, and the foregoing opinion is limited to the laws of the State of Illinois and the Federal law of the United States of America.

                                                               Very truly yours,

                                   EXHIBIT E

                                    FORM OF
                              ASSIGNMENT AGREEMENT

                                                          Date: ______________

To:      Illinova Corporation

                  and

         CIBC Inc.,  as Administrative Agent

Re:  Assignment under the Credit Agreement referred to below

Gentlemen and Ladies:

         We refer to Section 14.6.1 of the Credit Agreement dated as of June 12, 1996 (as amended or otherwise modified, the "Credit Agreement") among Illinova Corporation (the "Company"), various financial institutions and CIBC Inc., as administrative agent (the "Administrative Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

          _____________________ (the "Assignor") hereby sells and assigns to
______________ (the "Assignee"), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to ____% of all of the Loans and Commitments, such sale, purchase, assignment and assumption to be effective as of ______________, 199__, or such later date on which the Company and the Administrative Agent shall have consented hereto (the "Effective Date"). After giving effect to such sale, purchase, assignment and assumption, the Assignee's Percentage for purposes of the Credit Agreement will be as set forth opposite the Assignee's name on the signature pages hereof.

         The Assignor hereby instructs the Administrative Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

         The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the initial Loans thereunder. The Assignee acknowledges and agrees that it (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Commitment been granted and its Loans been made directly by the Assignee to the Company without the intervention of the Administrative Agent, the Assignor or any other Lender and (ii) has made and will continue to make, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Administrative Agent nor the Assignor has made any representation or warranty about the creditworthiness of the Company or any other party to the Credit Agreement or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any Note or the value of any security therefor. This assignment shall be made without recourse to the Assignor.

         The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

         The Assignee represents and warrants to the Company and the Administrative Agent that, as of the date hereof, the Company will not be obligated to pay any greater amount under Section 7.6 or 8.1 of the Credit Agreement than the Company is obligated to pay to the Assignor under such Section.

         Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

         (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit

                Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

         (b) the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

         The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in Section 14.6 of the Credit Agreement. The payment of the processing fee shall be a condition to the effectiveness of this assignment.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:

         (A)     Address for Notices:

                 Institution Name:

                 Address:



                 Attention:

                 Telephone:

                 Facsimile:

         (B)     Payment Instructions:

         Please evidence your receipt hereof and consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.


Percentage =    %                                         [ASSIGNEE]
             ---
                                      -3-

                 By:
                    ---------------------


                 Title:

                                   [ASSIGNOR]


                 By:
                    --------------------
                                      Title:


ACKNOWLEDGED AND CONSENTED TO
this ____ day of ________, 199_

CIBC INC., as Administrative Agent


By:
   ----------------------------------
   Title:
         ----------------------------


ACKNOWLEDGED AND CONSENTED TO
this ___ day of _____________, 199__

ILLINOVA CORPORATION



By:
   ----------------------------------
   Title:
         ----------------------------

                                   EXHIBIT F

                           COMPLIANCE (SECTION 9.15)



                                      NONE

                                   EXHIBIT G

                             LIENS (SECTION 10.14)



                                      NONE

                                   EXHIBIT H

                  SECTION 9 OF ILLINOIS POWER CREDIT AGREEMENT

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
SECTION 1             DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.1          Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2          Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.3          Cross-References; Section Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 2             COMMITMENTS OF THE LENDERS; TYPES OF LOANS; BORROWING AND CONVERSION PROCEDURES.  . . . . 8
         2.1          Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.2          Various Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.3          Borrowing Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.4          Conversion Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.5          Warranty upon Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.6          Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.7          Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.8          Commitments Several   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 3             NOTES EVIDENCING LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
         3.1          Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
         3.2          Recordkeeping   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

SECTION 4             INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
         4.1          Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
         4.2          Interest Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
         4.3          Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
         4.4          Setting and Notice of Eurodollar Rates  . . . . . . . . . . . . . . . . . . . . . . . . .12
         4.5          Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

SECTION 5             FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
         5.1          Non-Use Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
         5.2          Administrative Agent's Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

SECTION 6             REDUCTION OR TERMINATION OF THE COMMITMENTS;
                      PREPAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
         6.1          Reduction or Termination of the Commitments   . . . . . . . . . . . . . . . . . . . . . .13
         6.2          Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

SECTION 7             MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES   . . . . . . . . . . . . . . . . . . . .13

                                      -i-

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
                                                                                                               ----
         7.1          Making of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
         7.2          Application of Certain Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
         7.3          Due Date Extension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
         7.4          Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
         7.5          Proration of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
         7.6          Payments Net of Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

SECTION 8             INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS. . . . . . . . . . . . . . . . .15
         8.1          Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
         8.2          Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . . . . .17
         8.3          Changes in Law Rendering Eurodollar Loans Unlawful. . . . . . . . . . . . . . . . . . . .17
         8.4          Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
         8.5          Right of Lenders to Fund through Other Offices  . . . . . . . . . . . . . . . . . . . . .18
         8.6          Discretion of Lenders as to Manner of Funding   . . . . . . . . . . . . . . . . . . . . .18
         8.7          Mitigation of Circumstances; Replacement of Affected Lender . . . . . . . . . . . . . . .19
         8.8          Conclusiveness of Statements; Survival of Provisions  . . . . . . . . . . . . . . . . . .19

SECTION 9             WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
         9.1          Organization, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
         9.2          Authorization; No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
         9.3          Validity and Binding Nature   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
         9.4          Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
         9.5          Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
         9.6          Litigation and Contingent Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . .21
         9.7          Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
         9.8          Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
         9.9          Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
         9.10         Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
         9.11         Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .22
         9.12         Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
         9.13         Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
         9.14         Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
         9.15         Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                              PAGE
                                                                                                              ----
SECTION 10            COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

         10.1         Reports, Certificates and Other Information   . . . . . . . . . . . . . . . . . . . . . .22
                      10.1.1        Annual Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
                      10.1.2        Interim Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
                      10.1.3        Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
                      10.1.4        Reports to SEC and to Shareholders  . . . . . . . . . . . . . . . . . . . .23
                      10.1.5        Notice of Default and ERISA Matters . . . . . . . . . . . . . . . . . . . .23
                      10.1.6        Significant Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .24
                      10.1.7        Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
         10.2         Books, Records, and Inspections   . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
         10.3         Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
         10.4         Taxes and Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
         10.5         Mergers, Consolidations, Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
         10.6         Maintenance of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
         10.7         Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
         10.8         Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
         10.9         Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
         10.10        Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
         10.11        Restrictions on Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
         10.12        Illinois Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
         10.13        Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
         10.14        Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
         10.15        Illinova Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
         10.16        Illinois Power Stock Repurchase Capacity  . . . . . . . . . . . . . . . . . . . . . . . .27

SECTION 11            CONDITIONS OF LENDING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
         11.1         Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
                      11.1.1        Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
                      11.1.2        Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
                      11.1.3        Consents, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
                      11.1.4        Incumbency and Signature Certificates . . . . . . . . . . . . . . . . . . .28
                      11.1.5        Opinion of Counsel for the Company  . . . . . . . . . . . . . . . . . . . .28
                      11.1.6        Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
         11.2         All Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
                      11.2.1        No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
                      11.2.2          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

                                     -iii-

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                              PAGE
                                                                                                              ----
SECTION 12            EVENTS OF DEFAULT AND THEIR EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . . . .28
         12.1         Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
                      12.1.1        Non-Payment of the Loans, etc.  . . . . . . . . . . . . . . . . . . . . . .29
                      12.1.2        Non-Payment of Other Debt . . . . . . . . . . . . . . . . . . . . . . . . .29
                      12.1.3        Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
                      12.1.4        Bankruptcy, Insolvency, etc . . . . . . . . . . . . . . . . . . . . . . . .29
                      12.1.5        Non-Compliance with Provisions of this Agreement  . . . . . . . . . . . . .30
                      12.1.6        Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .30
                      12.1.7        Ownership of Significant Subsidiaries . . . . . . . . . . . . . . . . . . .30
                      12.1.8        Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
                      12.1.9        Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
                      12.1.10       Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
         12.2         Effect of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

SECTION 13            THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
         13.1         Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
         13.2         Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
         13.3         Exculpation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
         13.4         Credit Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
         13.5         Administrative Agent and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . .32
         13.6         Action on Instructions of the Required Lenders  . . . . . . . . . . . . . . . . . . . . .33
         13.7         Funding Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
         13.8         Resignation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

SECTION 14            GENERAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
         14.1         Waiver; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
         14.2         Confirmations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
         14.3         Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
         14.4         Costs, Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
         14.5         Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
         14.6         Assignments; Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
                      14.6.1        Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
                      14.6.2        Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
         14.7         Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
         14.8         Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

                                      -iv-

SCHEDULE I            Commitments and Percentages
SCHEDULE II           Pricing Schedule
EXHIBIT A             Form of Note  (Section 3.1)
EXHIBIT B             Schedule of Significant Subsidiaries  (Section 9.8)
EXHIBIT C             Schedule of Debt (Section 9.13)
EXHIBIT D             Form of Opinion of Counsel for the Company
                        (Section 11.1.5)
EXHIBIT E             Form of Assignment Agreement  (Section 14.6.1)
EXHIBIT F             Compliance (Section 9.15)
EXHIBIT G             Liens (Section 10.14)
EXHIBIT H             Illinois Power Credit Agreement (Section 10.12)

                                      -v-

                                FIRST AMENDMENT

                           Dated as of June 28, 1996


         THIS FIRST AMENDMENT dated as of June 28, 1996 amends the Credit Agreement dated as of June 12, 1996 (the "Credit Agreement") among ILLINOVA CORPORATION (the "Company"), various financial institutions and CIBC INC., as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company, the Administrative Agent and the Lenders have entered into the Credit Agreement which provides for the Lenders to make Loans to the Company from time to time; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 15 AMENDMENTS. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.3 below.

         15.1 Addition of Lenders. The Credit Agreement is amended to include each of Bank of America Illinois, The First National Bank of Boston, Bank of Montreal, The Fuji Bank, Limited, ABN AMRO Bank N.V., The Bank of New York and Deutsche Bank A.G. (collectively, the "Purchasing Lenders" and each individually a "Purchasing Lender") as a party to the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), and each such entity shall have all rights and obligations of a Lender under the Amended Credit Agreement.

         15.2 Section 2.1. Section 2.1 of the Credit Agreement is amended by deleting the amount "$100,000,000" therein and substituting therefor the amount "$150,000,000".

         15.3 Section 9.8. Section 9.8 of the Credit Agreement is amended by deleting the language "free and clear of any Lien" at the end of such Section.

         15.4 Section 11.2.1.  The parenthetical in clause (b) of Section
11.2.1 of the Credit Agreement is amended in its entirety to read as follows:

         (excluding (i) the second sentence of Section 9.6 and (ii) the first sentence of Section 9.8)

         15.5 Section 12.1.7. Section 12.1.7 of the Credit Agreement is amended in its entirety to read as follows:

                      12.1.7 Ownership of Significant Subsidiaries. The Company shall fail at any time to own, directly or indirectly, all of the capital stock of each Subsidiary which is at any time a Significant Subsidiary.

         15.6 Schedule I. Schedule I of the Credit Agreement is amended in its entirety to read in the form of Schedule I attached hereto.

         SECTION 16 ASSIGNMENTS. In furtherance of the amendments set forth in Sections 1.1 and 1.3, on the First Amendment Effective Date each of CIBC Inc. and The First National Bank of Chicago (collectively, the "Assigning Lenders") shall sell assignments to the Purchasing Lenders, and each of the Purchasing Lenders shall purchase assignments from each of the Assigning Lenders, so that, after giving effect to such purchases and sales, each Lender will have a pro rata share (according to its Percentage, after giving effect to Section 1.6) of all Types of Loans. All payments shall be made in immediately available funds by the Purchasing Lenders to the Administrative Agent for the account of the Assigning Lenders at the office of the Administrative Agent in New York not later than 1:00 p.m., New York time, on the First Amendment Effective Date. The

Administrative Agent shall promptly remit to each Assigning Lender its share of all such payments.

         SECTION 17 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Lenders that (a) each warranty set forth in Section 9 of the Amended Credit Agreement is true and correct as on the date hereof, (b) the execution and delivery by the Company of this First Amendment and the New Notes (as defined below) and the performance by the Company of its obligations under the Amended Credit Agreement and the New Notes
(i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approvals and (iv) do not and will not contravene or conflict with any provision of law or of the articles of incorporation or by-laws of the Company or of any indenture, loan agreement or other contract, order or decree which is binding upon the Company and (c) each of the Amended Credit Agreement and each New Note is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         SECTION 18 EFFECTIVENESS. The amendments and assignments set forth in Sections 1 and 2 above shall become effective, as of the day and year first above written, on such date (the "First Amendment Effective Date") which is the later to occur of (i) June 28, 1996 and (ii) the date on which the Administrative Agent shall have received (a) counterparts of this First Amendment executed by all of the parties hereto and (b) each of the following documents in form and substance satisfactory to the Administrative Agent:

                      18.1 New Notes. Promissory notes (the "New Notes") of the Company, in the form of Exhibit A to the Credit Agreement, payable to the order of the Lenders in the amount of their respective Commitments after giving effect hereto.

                      18.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this First Amendment and the New Notes and the performance by the

         Company of this First Amendment, the Amended Credit Agreement and the New Notes.

                      18.3 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this First Amendment, the New Notes and any other document to be executed pursuant to this First Amendment or the Amended Credit Agreement, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

                      18.4 Opinion of Counsel for the Company. The opinion of Schiff Hardin & Waite, counsel to the Company, substantially in the form of Exhibit A.

                      18.5 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

         SECTION 19 MISCELLANEOUS.

         19.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is atified and confirmed in all respects. After the First Amendment Effective Date, all references in the Credit Agreement and the New Notes to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

         19.2 Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same First Amendment.

         19.3 Governing Law. This First Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         19.4 Successors and Assigns. This First Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Administrative Agent and the Lenders.

         19.5 New Lenders. On the First Amendment Effective Date each of Bank of America Illinois, The First National Bank of Boston, Bank of Montreal, The Fuji Bank, Limited, ABN AMRO Bank N.V., The Bank of New York and Deutsche Bank A.G. shall become a party to the Amended Credit Agreement as fully as if it were named as a "Lender" thereunder, shall assume all of the rights and obligations of a Lender under the Amended Credit Agreement, and shall be governed by the terms and provisions of the Amended Credit Agreement.

         19.6 Return of Old Notes. As promptly as practicable after the First Amendment Effective Date, each Assigning Lender shall return to the Company the notes previously issued to such Assigning Lender under the Credit Agreement marked to show that such notes have been superseded.

         Delivered at Chicago, Illinois, as of the day and year first above written.

                                              ILLINOVA CORPORATION



                                              By
                                                ----------------------------
                                              Title
                                                   -------------------------



                                              CIBC INC., as Administrative Agent



                                              By
                                                -----------------------------
                                              Title
                                                   --------------------------



                                              THE FIRST NATIONAL BANK OF CHICAGO



                                              By
                                                ----------------------------
                                              Title
                                                  --------------------------



                                              BANK OF AMERICA ILLINOIS



                                              By
                                                -----------------------------
                                              Title
                                                   --------------------------

                                              THE FIRST NATIONAL BANK OF BOSTON



                                              By
                                                -----------------------------
                                              Title
                                                   --------------------------




                                              BANK OF MONTREAL




                                              By
                                                -----------------------------
                                              Title
                                                   --------------------------



                                              THE FUJI BANK, LIMITED



                                              By
                                                -----------------------------
                                              Title
                                                   --------------------------




                                              ABN AMRO BANK N.V. CHICAGO BRANCH

                                              By:  ABN AMRO NORTH AMERICA, INC.,
                                                   its agent




                                              By
                                                -----------------------------
                                              Title
                                                   --------------------------




                                              THE BANK OF NEW YORK

                                              By
                                                -----------------------------
                                              Title
                                                   --------------------------

                                              DEUTSCHE BANK A.G.


                                              By
                                                -----------------------------
                                              Title
                                                   --------------------------

                                   SCHEDULE I

                          COMMITMENTS AND PERCENTAGES


Lender                                           Commitment       Percentage
------                                           ----------       ----------
CIBC Inc.                                        $ 23,000,000     15.333333333%

The First National Bank                          $ 23,000,000     15.333333333%
of Chicago

Bank of America Illinois                         $ 17,000,000     11.333333333%

The First National Bank                          $ 17,000,000     11.333333333%
of Boston

Bank of Montreal                                 $ 17,000,000     11.333333333%

The Fuji Bank, Limited                           $ 17,000,000     11.333333333%

ABN AMRO Bank N.V.                               $ 12,000,000     8.000000000%

The Bank of New York                             $ 12,000,000     8.000000000%

Deutsche Bank A.G.                               $ 12,000,000     8.000000000%
                                                 ------------     ------------

                                                 $150,000,000        100%

                                   EXHIBIT A

                                FORM OF OPINION